VENTURE LENDING & LEASING IV, INC.

NOTICE OF ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 10, 2006

To the Shareholder of Venture Lending & Leasing IV, Inc.:

An Annual Shareholder Meeting of Venture Lending & Leasing IV, Inc. (“the Fund” or “Fund IV”) will be held at 11:00 AM, Pacific time, on May 10, 2006, at the offices of Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, to consider and vote on the election of the seven members of the Board of Directors and the ratification of the appointment of Deloitte & Touche LLP as the Fund’s independent auditors for the fiscal year ending on December 31, 2006.

Each shareholder that owned shares of the Fund on the close of business on March 31, 2006 is entitled to vote at this meeting.  A shareholder may attend and vote at the meeting in person, or may complete, date and sign the enclosed proxy card and return it by fax.  A shareholder that executes a proxy card may nevertheless attend the meeting and vote in person.

By order of the Board of Directors of the Fund

Ronald W. Swenson

Chairman of the Board of the Fund

April 13, 2006

If you plan to attend our meeting in person, please call Martin D. Eng at (408) 436-8577 X17

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

Please complete the enclosed proxy card, date and sign it, and return it by fax.

VENTURE LENDING & LEASING IV, INC.

2010 North First Street, Suite 310

San Jose, CA 95131

PROXY STATEMENT

ANNUAL SHAREHOLDER MEETING

May 10, 2006

Introduction

The Board of Directors of Venture Lending & Leasing, IV, Inc. (the “Fund” or “Fund IV”) have issued this proxy statement to solicit proxies for use at the Annual Shareholder Meeting of the Fund to be held at 11:00 AM, Pacific time, on May 10, 2006, at the offices of Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, and at any adjournments thereof (collectively, the “Meeting”).  At the Meeting, the election of seven members of the Board of Directors of Fund IV and the ratification of the appointment of Deloitte & Touche LLP as the Fund’s independent auditors for the fiscal year ending on December 31, 2006 will be considered and voted upon (the “Proposals”).  This Proxy Statement, together with a Notice of Annual Meeting and Proxy Card, will be first delivered on or about April 13, 2006.

On March 31, 2006, the record date for the Meeting (“Record Date”), there were 100,000 shares of Common Stock, $.001 par value (“Shares”) of Fund IV outstanding and entitled to vote.  For a shareholder’s Shares to be represented at the Meeting, the shareholder must allow sufficient time for the proxy to be received by May 8, 2006.  A shareholder may attend and vote at the Meeting in person, or may complete, date and sign the enclosed proxy card and return it by fax.  A shareholder may revoke a proxy at any time before it is exercised by notifying the Secretary of the Fund in writing at the above address, or by attending the Meeting and voting in person.  The Fund’s Board of Directors does not have a formal policy regarding whether directors will attend annual shareholder meetings.  Historically, shareholder meetings have been conducted by proxy, with no shareholders attending.  Should a shareholder indicate an intention to attend the Meeting and discuss items on the agenda, the Secretary of the Fund would so inform the directors, who might then elect to attend.

If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon.  Unless a shareholder marks a proxy with contrary instructions, a proxy will be voted “for” the matter listed in the accompanying Notice of Annual Shareholder Meeting and “for” any other matters deemed appropriate.  If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or is marked with an abstention (collectively “abstentions”), the Shares represented thereby will be considered to be present at the Meeting for the purpose of determining the existence of a quorum for the transaction of business.  Abstentions will not constitute a vote “for” or “against” a matter and will be disregarded in determining the “votes cast” on an issue.  Therefore, with respect to the Proposals, abstentions will be disregarded and will have no effect on the approval of the Proposals.

A majority of the Shares of the Fund must be present in person or by proxy to constitute a quorum to transact business at the Meeting with respect to the Fund.  If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposals are not received, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of the Shares of the Fund represented at the Meeting in person or by proxy.  The persons named as proxies will vote those proxies which they are required to vote “for” the Proposals in favor of such adjournment, and will vote those proxies which they are required to vote “against” the Proposals against such adjournment.  A shareholder vote may be taken on one or both Proposals prior to such adjournment if sufficient votes have been received.

Approval of each of the Proposals requires a plurality of all votes cast by the Fund’s shareholder at a meeting at which a quorum is present.  100% of the Fund’s outstanding Shares are owned by Venture Lending & Leasing IV, LLC (the “LLC”).  The LLC in turn is owned by its members (the “LLC Members”).  The Operating Agreement of the LLC grants the LLC Members pass-through voting rights, meaning that the LLC, as the sole shareholder of the Fund, may take no action as shareholder of the Fund without first securing the approval of the LLC Members, with the same vote required of the LLC Members as is required of the shareholder of the Fund.  Accordingly, approval of each of the Proposals requires the prior approval of the holders of at least a plurality of the outstanding shares of membership interest of the LLC (the “LLC Shares”).

Annex A to this Proxy Statement sets forth information about the beneficial owners and “groups” of beneficial owners (as that term is used in Section 13 (d) of the Securities Exchange Act of 1934 (“Exchange Act”), who beneficially owned more than 5% of the outstanding Shares of the Fund as of the Record Date, and about the Share ownership of the Board of Directors and executive officers of the Fund.

Proxy solicitation will be made primarily by e-mail and fax, but proxy solicitations also may be made by mail, telephone calls or personal meetings conducted by officers and employees of the Fund and Westech Investment Advisors, Inc. (“Westech Investment Advisors”).  The costs of the proxy solicitation and the preparation of this proxy statement will be borne by the Fund.

The Annual Report for the Fund for its year ended December 31, 2005 has previously been delivered to the Fund’s shareholder.

Election of Directors  (Proposal 1) – General Matters

All the nominees have consented to serve as directors of the Fund if elected.  If elected, each nominee will serve until the next annual shareholder meeting or until his successor is elected and shall have qualified.  Unless a shareholder gives contrary instructions on the proxy card, Shares voted by proxy will be voted in favor of the election of these nominees.  If any of the nominees should withdraw or otherwise become unavailable for election, Shares represented by proxy will be voted in favor of such other nominee whom management recommends.

These nominees, if elected, will constitute the entire Board of Directors of the Fund.  To be elected, each nominee must receive the favorable vote of a plurality of the Shares of the Fund represented at the Meeting in person or by proxy.

The directors of the Fund that are not “interested persons” of the Fund, as defined under the Investment Company Act of 1940 (the “Independent Directors”), constitute its Audit Committee.  The Audit Committee reviews the scope and results of the Fund’s annual audit with the Fund’s independent auditors and recommends the engagement of auditors.  The Fund’s Board of Directors has adopted a written charter for the Audit Committee, the current version of which was attached to the Fund’s proxy statement for its 2005 Annual Shareholder Meeting, filed with the Securities and Exchange Commission on April 13, 2005.  The Audit Committee Charter requires that the Fund’s Board of Directors determine whether one or more members of the Audit Committee will be a designated “financial expert” as defined in rules adopted by the Securities and Exchange Commission.  The Board has determined not to designate a financial expert, based on its belief that all the current members of the Board of Directors possess a high degree of experience and sophistication in financial and/or accounting matters, and that the designation of a financial expert would not appreciably improve the workings of the Board.

The Independent Directors of the Fund also constitute its Nominating Committee.  The Nominating Committee is responsible for the nomination of persons to serve as members of the Board of Directors of the Fund, and has sole discretion to nominate the Independent Directors.  The Charter of the Nominating Committee was attached to the Fund’s proxy statement for its 2005 Annual Shareholder Meeting, filed with the Securities and Exchange Commission on April 13, 2005.  The Nominating Committee will consider nominees recommended by LLC Members.  Proposed nominations should be submitted to the attention of the Secretary of the Fund, c/o Westech Investment Advisors, 2010 No. First Street, Suite 310, San Jose, California  95131.  Any LLC Member wishing to send communications to the Board should submit such communications in the same fashion.

The Nominating Committee has not set minimum qualifications that must be met by director nominees.  Each candidate will be evaluated by the Nominating Committee with respect to the relevant business and industry experience that would enable the candidate to serve effectively as an Independent Director, as well as his or her compatibility with respect to business philosophy and style.  All of the Fund’s current Independent Directors were recommended to the Nominating Committee by Westech Investment Advisors.  In addition to the factors described above, the Nominating Committee considered that fact that all of the Independent Directors other than Mr. Glynn have been directors of prior business development companies managed by Westech Investment Advisors with investment programs similar to that of the Fund (“Prior Funds”), and thus are conversant with the investment program of the Fund and related issues.  With respect to Mr. Glynn, the Nominating Committee considered that fact that, although Mr. Glynn has not been a director of any of the Prior Funds, he has been a director of Fund IV since 2004 and has many years of high-level leadership experience in the securities and investment business.

The Fund’s Independent Directors each receive an annual fee from the Fund of $10,000.  Such directors also are reimbursed by the Fund for their expenses in attending meetings of the Board of Directors or any committee thereof and receive a fee for attendance in person at any meeting at a per diem rate of $1,000.  The Chair of the Fund’s Audit Committee also receives an annual retainer fee in the amount of $5,000.  With the exception of Mr. Angelo, the Fund’s directors who are “interested persons” of the Fund, as defined in the Investment Company Act of 1940, receive no compensation from the Fund for their services as directors.  Mr. Angelo receives an annual fee of $5,000 from the Fund for his services as a director.

Ratification of Appointment of Independent Auditors (Proposal 2) – General Matters

The Audit Committee of the Fund recommended the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Fund’s independent auditors for fiscal year ending December 31, 2006, which appointment was approved by the Board of Directors of the Fund, including a majority of the Fund’s disinterested directors. More information on Deloitte is set forth below.

Proposal 1

TO ELECT SEVEN DIRECTORS OF THE FUND

Listed below is the name, age, year of election, and principal occupation during the past five years of each nominee for election to the Board of Directors of Fund IV.  Nominees who are “interested persons” are indicated by an asterisk.  Each of our directors serves until a successor is elected and qualified or until the director’s earlier death, resignation, or removal.  The address of each nominee is c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

Bernard J. Angelo*

Mr. Angelo, age 35, was appointed to the Board of Directors in 2004.  Mr. Angelo is Vice President of Global Securitization Services, LLC, a company that provides multiple support services to structured financial vehicles.  Mr. Angelo serves as the Fund’s “Designated Director” pursuant to the Fund’s Amended and Restated Articles of Incorporation (the “Articles”).  Because the Articles require the Designated Director, when voting on certain matters, to consider his primary fiduciary duty to be to the Fund (including, without limitation, to its creditors) and not to the shareholders of the Fund, the Fund treats Mr. Angelo as an “interested person” of the Fund under the Investment Company Act of 1940.

John F. Cogan

Mr. Cogan, age 59, was appointed to the Board of Directors in 2004.  Mr. Cogan is a Senior Fellow at the Hoover Institution at Stanford University, a public policy research center devoted to the study of politics, economics, political economy, and international affairs. Mr. Cogan is also a Professor of Public Policy at Stanford University (by courtesy).  Mr. Cogan has been a director of Gilead Sciences, Inc. and Monaco Coach Corporation since 2005.  Mr. Cogan is also member of the Advisory Boards of VLLI Holdings, LLC (“Fund I”) and VLL I Holdings II, LLC (“Fund II”).

J. Michael Egan

Mr. Egan, age 53, was appointed to the Board of Directors in 2004.  Mr. Egan has been a director and the Chairman of the Board of Cardica, Inc., since 2000.  From 1996 to 2004, Mr. Egan served as President and Chief Executive Officer of Bluebird Development, L.L.C., a financial partnership with Kobayashi Pharmaceutical Company, an Osaka, Japan based distributor of medical devices in Asia.  Mr. Egan has served as a board member of several private medical device companies since 1996.  Mr. Egan is also a member of the Advisory Board of Fund I.

John Glynn

Mr. Glynn, age 65, was appointed to the Board of Directors in 2004.  Mr. Glynn is President and Manager of Glynn Capital Management LLC, an investment management firm, and the Managing Partner of Glynn Ventures IV and V.

Salvador O. Gutierrez*

Mr. Gutierrez, age 62, was appointed to the Board of Directors in 2004 and is the President of Fund IV.  Mr. Gutierrez has served as the President and as a director of Westech

Investment Advisors, the Investment Manager of the Fund, since 1994.  Westech Investment Advisors is also the managing member of Fund I and Fund II, and the managing member of VLLI Capital, LLC, the managing member of Venture Lending & Leasing III, LLC (“Fund III”).  Because of Mr. Gutierrez’s positions with Westech Investment Advisors, Mr. Gutierrez is an “interested person” of the Fund under the Investment Company Act of 1940.

Michael G. McCaffery

Mr. McCaffery, age 52, was appointed to the Board of Directors in 2004.  Mr. McCaffery has been President and Chief Executive Officer of Stanford Management Company since 2000.

Ronald W. Swenson*

Mr. Swenson, age 61, was appointed to the Board of Directors in 2004.  Mr. Swenson is also the Chairman and Chief Executive Officer of the Fund.  Mr. Swenson has served as the Chief Executive Officer and as a director of Westech Investment Advisors, the Investment Manager of the Fund, the managing member of Fund I and Fund II, and the managing member of the managing member of Fund III, since 1994. Because of Mr. Swenson’s positions with Westech Investment Advisors, Mr. Swenson is an “interested person” of the Fund under the Investment Company Act of 1940.

During the year ended December 31, 2005, the Board of Fund IV met five times and the Audit Committee met four times.  Each of the directors attended at least 75% of the Board meetings held during the last fiscal year.

Proposal 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Fund recommended the appointment of Deloitte to serve as the Fund’s independent auditors for the fiscal year ending December 31, 2006, and such appointment was approved by the Board of Directors of the Fund, including a majority of the Fund’s disinterested directors. Information concerning Deloitte is set forth in the Audit Committee Report and under “Other Information” below.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are directors Egan, McCaffery, Glynn and Cogan.  The Audit Committee reviewed and discussed with management the Fund’s audited financial statements for the year ended December 31, 2005.  The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence

Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.  The Audit Committee considered whether the provision of non-financial audit services were compatible with Deloitte’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Commission.  The Audit Committee also recommended the selection of Deloitte to serve as independent auditors for the year ending December 31, 2006.

Audit Committee

J. Michael Egan

(Chairman)

Michael G. McCaffery

John Glynn

John Cogan

Other Information

Managers.  The Fund is a party to a Management Agreement dated as of May 28, 2004 between the Fund and Westech Investment Advisors.  The Management Agreement was last approved by the Fund’s Board of Directors at a meeting held on January 17, 2006.  During the Fund’s year ending December 31, 2005, the following compensation was paid by the Fund to Westech Investment Advisors pursuant to the terms of the Management Agreement:

Management Fee
$6,250,000

Westech Investment Advisors, the Investment Manager, is a corporation that is a registered investment adviser under the Investment Advisers Act of 1940.  Messrs. Swenson and Gutierrez are executive officers of Westech Investment Advisors, and each own 50% of its voting securities.  Westech Investment Advisor’s principal business address, and the principal business address of Messrs. Swenson and Gutierrez, is 2010 North First Street, Suite 310, San Jose, CA 95131.

Independent Auditors.  Effective May 2004, Deloitte served as the Fund’s independent auditors.  The Audit Committee has considered the independence of the auditors, and has concluded that the auditors’ provision of non-audit services is compatible with maintaining auditor independence.  Representatives of Deloitte are not expected to be present at the Meeting.

Audit Fees.  The aggregate fees charged by Deloitte for professional services required for the audit of the Fund’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and the reviews of the interim financial statements included in the Fund’s Form 10-Qs for 2005 and 2004 were $60,400 (2005) and $38,500 (2004).

Tax Fees.  The aggregate fees charged by Deloitte for tax advisory and preparation services for the fiscal years ended December 31, 2005 and 2004 were $15,750 (2005) and $16,250 (2004).

All Other Fees.  The aggregate fees charged by Deloitte for other services for the fiscal year ended December 31, 2004 was $6,750 (2005—nil).  The 2004 fees related to the review of the Fund’s organization documents and a debt guaranty.

As set forth in the Audit Committee Charter, all auditing services and permitted non-audit services to be performed for the Fund by the audits are pre-approved by the Audit Committee in accordance with the requirements of the Sarbanes-Oxley Act of 2002.  The Audit Committee followed such procedures with respect to the approval of the fees described above.

Executive Officers of the Fund.  The following are the executive officers of the Fund other than Messrs. Swenson and Gutierrez.  The address of each officer is c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

Name and Position With Fund	Age	Principal Occupation and Business History
Martin D. Eng, Vice President, Treasurer, Chief Financial Officer and Secretary	54

Vice President, Treasurer, Chief Financial Officer and Secretary of Westech Investment Advisors since August 2005; Vice President and Corporate Treasurer of PeopleSoft, Inc., 2004-2005; Assistant Treasurer of CNF Inc., 2000-2004.

Brian R. Best, Vice President and Assistant Secretary	39	Vice President of Westech Investment Advisors; various other positions with Westech Investment Advisors since 1997.
Maurice C. Werdegar, Vice President	40	Vice President of Westech Investment Advisors; various other positions with Westech Investment Advisors since 2001.
Jay L. Cohan, Vice President	40	Vice President of Westech Investment Advisors; various other positions with Westech Investment Advisors since 1999.
David R. Wanek	33	Vice President of Westech Investment Advisors; various other positions with Westech Investment Advisors since 2000.

Annual Reports.  The Fund will furnish to shareholders, without charge, copies of its Annual Report, and subsequent quarterly reports, upon request to the Fund at 2010 North First Street, Suite 310, San Jose, CA 95131.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owners of more than ten percent of our capital shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our capital shares with the Securities and Exchange Commission, and to provide copies of such reports to us.   Based on our review of the copies of beneficial ownership reports received by us, we believe that, during the fiscal year ended December 31, 2005, all such ownership reports were filed on a timely basis with the exception of the report of Martin D. Eng.  Mr. Eng’s reporting obligation was triggered by his appointment as Secretary and Chief Financial Officer of the Fund in August 2005; however, Mr. Eng was not aware of his obligation to file an ownership report upon such appointment.  Upon learning of such reporting obligation, Mr. Eng promptly filed an initial report of ownership.

Submission of Shareholder Proposals.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposals to the Secretary of the Fund, at 2010 North First Street, Suite 310, San Jose, CA 95131.  To be included in the proxy for the next Annual Meeting of Shareholders, proposals should be received prior to January 31, 2007.

Other Matters to Come Before the Meeting.  The Fund does not intend to present any other business at the Meeting, nor is it aware of any shareholder that intends to do so.  If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

April 13, 2006

ANNEX A

Beneficial Ownership of Fund Shares

As of March 31, 2006, there were 100,000 shares of Common Stock of Fund IV, $0.001 par value, issued and outstanding, all owned by Fund IV’s sole shareholder, the LLC.

Under the LLC’s Operating Agreement, the LLC may take no action as shareholder of Fund IV without first soliciting and/or taking instructions from the LLC members, to the same extent as if the member of the LLC were shareholders of Fund IV, with ownership interests therein identical to their respective ownership of LLC Shares in the LLC.  Accordingly, for purposes of the tables below, the respective ownership of LLC Shares by the members of the LLC is addressed as if such members owned an identical pro rata interest in the outstanding shares of Fund IV.

Beneficial Owners of More Than 5% of Fund IV Shares as of the Record Date

Name and Address of Shareholder*	Number and Percentage of Shares Beneficially Owned
Venture Lending & Leasing IV, LLC	100,000; 100%
The Board of Trustees of the Leland Stanford Junior University**	14,800; 14.80%
Rocket Investments Pte Ltd **	10,000; 10.00%
Gordon E. and Betty I. Moore Foundation **	10,000; 10.00%
Pfizer, Inc. **	10,000; 10.00%
University of Notre Dame du Lac **	6,000; 6.00%
Mayo Foundation Master Retirement Trust***	6,000; 6.00%
Mayo Foundation***	6,000; 6.00%

* Each of the shareholders listed in this Annex may be contacted c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

**  Each is an indirect beneficial owner of more than 5% of the shares by virtue of owning more than 5% of the membership interests in the LLC.

**  Each of the Mayo Foundation Master Retirement Trust and the Mayo Foundation is an indirect beneficial owner of 6.00% of the shares by virtue of the fact that it may be deemed to beneficially own 6.00% of the membership interests in the LLC.  Each of the Mayo Foundation Master Retirement Trust and the Mayo Foundation owns 3.00% of the membership interests in the LLC.  By reason of their common management, each may be deemed to beneficially own, in the aggregate, 6.00% of the membership interests in the LLC.  Mayo Foundation Master Retirement Trust expressly disclaims beneficial ownership of the interests held by Mayo Foundation.  Mayo Foundation expressly disclaims beneficial ownership of the interests held by Mayo Foundation Master Retirement Trust.

Beneficial Ownership of Fund IV Shares by Fund Directors and Executive Officers as of the Record Date

Name and Address of Shareholder*	Number and Percentage of Shares Beneficially Owned
Michael G. McCaffery**	15,000; 15.00%
All directors and executive officers as a group (9 persons)***	17,240; 17.24%

Other than Michael G. McCaffery, no director or executive officer of Fund IV owns in excess of 1% of the Shares outstanding.

* Each of the shareholders listed in this Annex may be contacted c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131.

**  Mr. McCaffery is an indirect beneficial owner of 15% of the shares by virtue of the fact that he may be deemed to beneficially own 15% of the membership interests in the LLC (0.20% by reason of his direct ownership interest and 14.80% by reason of his position as Chief Executive Officer of the Stanford Management Company, which manages the financial and real estate assets of The Board of Trustees of the Leland Stanford Junior University, which is the record owner of 14.80% of the outstanding membership interests in the LLC).

***  Each is an indirect beneficial owner of shares by virtue of owning membership interests in the LLC.

PROXY

Venture Lending & Leasing IV, Inc.

Annual Meeting of Shareholders – May 10, 2006

The undersigned hereby appoints as proxies Martin D. Eng, Salvador O. Gutierrez, Ronald W. Swenson and each of them (with power of substitution) to vote for the undersigned all shares of Common Stock, $0.01 par value (“Shares”) of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present.  The Shares represented by this proxy will be voted as instructed.  Unless otherwise indicated to the contrary for a proposal, this proxy shall be deemed to grant authority to vote “FOR” the proposal.  This proxy is solicited on behalf of the Board of Directors of Venture Lending & Leasing IV, Inc.

Please sign and date this proxy and return it by fax to Westech Investment Advisors, attention Lynda Colletta, at (408) 436-8625.

Please indicate your vote by an “X” in the appropriate box below.  The Board of Directors recommends a vote “FOR” the proposals below.

Election of Bernard J. Angelo, John F. Cogan, J. Michael Egan, John Glynn, Salvador O. Gutierrez, Michael G. McCaffery, and Ronald W. Swenson as Directors of the Fund (strike out names of an individual nominee to withhold authority to vote for that nominee)

	FOR ______	AGAINST ______	ABSTAIN ______
Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2006.	FOR ______	AGAINST ______	ABSTAIN ______

Continued and to be signed on the next page.

If Shares are held jointly, each Shareholder named should sign.  If only one signs, his or her signature will be binding.  If the Shareholder is a corporation, the President or Vice President should sign in his or her own name, indicating title.  If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a “Partner.”  If the Shareholder is a trust, an authorized officer of the Trustee should sign, indicating title.

Please sign exactly as the Shares are registered (indicated below)

________________________________________________

(Signature of Shareholder; indicate name and title below if applicable)

Dated ______________, 2006